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                                                             CENTEX EXHIBIT 21.1




         The following is a list of subsidiaries of Centex Corporation, wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Centex Corporation as of June 9, 1999.


                                                                                JURISDICTION OF
ENTITY NAME                                                                     ORGANIZATION
-----------                                                                     ---------------

21 Housing Corporation                                                          Nevada
  d/b/a Cavtex Homes
  d/b/a Centex Community Development
  d/b/a Centex Community Development Company
  d/b/a Integrity Homes
  d/b/a Integrity Homes of Utah
  d/b/a Vista Homes
900 Development Corporation                                                     Cayman Islands
AAA Holdings, Inc.                                                              Delaware
Adfinet, Inc.                                                                   Nevada
Advanced Financial Technology, Inc.                                             Nevada
  d/b/a Affiliated Advanced Technology, Inc.
Advanced Protection Systems, Inc.           (84.75%)                            Nevada
  d/b/a Apartment Protection Systems
  d/b/a Apartment Protection Systems, Inc.
  d/b/a Centex HomeTeam Security
  d/b/a Centex HomeTeam Services
  d/b/a Centex Security
  d/b/a Centex Security, Inc.
  d/b/a HomeTeam Alarms, Inc.
  d/b/a HomeTeam Security
  d/b/a HomeTeam Security, Inc.
  d/b/a HomeTeam Services, Inc.
  d/b/a Protection Systems, Inc.
American Gypsum Company*                                                        New Mexico
  d/b/a American Gypsum Company, Inc.
  d/b/a Centex American Gypsum Company
BP Sand & Gravel, Inc.*                                                         Delaware
Braewood Development Corp.                                                      Nevada
Calton Homes, Inc.                                                              New Jersey
Cavco Industries, LLC                                                           Delaware
  d/b/a Cavco Texas, LLC
CCP Cement Company*                                                             Nevada
CCP Concrete/Aggregates Company*                                                Nevada
CCP Gypsum Company*                                                             Nevada
CCP Land Company*                                                               Nevada
CDMC Holding, Inc.                                                              Nevada
CEGC Holding Company*                                                           Delaware

* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 61% owned by Centex Corporation.



Centech Solutions, Inc.                                                         Nevada
Centex Acceptance Corporation                                                   Nevada
Centex Cement Corporation*                                                      Nevada
Centex Construction Company, Inc.                                               Nevada
  d/b/a Centex Bateson Construction Company, Inc.
Centex Construction Group Services, Inc.                                        Nevada
Centex Construction Group, Inc.                                                 Nevada
Centex Construction Products, Inc.          (61%)                               Delaware
  d/b/a Texas-Lehigh Cement Company
Centex Credit Corporation                                                       Nevada
  d/b/a Centex Home Equity
  d/b/a Centex Home Equity Corporation
  d/b/a Nova Mortgage Credit Corporation
Centex Development Company UK Limited                                           United Kingdom
Centex Development Company, L.P.                                                Delaware
  d/b/a CDC, LP
  d/b/a Centex Homes, New Jersey Division
Centex Development Holding Company UK Limited (93.5%)                           United Kingdom
Centex Development Management Company                                           Nevada
Centex Eagle Gypsum Company*                                                    Delaware
Centex Eagle Gypsum Company, L.L.C.*                                            Delaware
  d/b/a American Gypsum Company
Centex Equity Corporation                                                       Nevada
Centex Finance Company                                                          Nevada
Centex Financial Services, Inc.                                                 Nevada
Centex Forcum Lannom, Inc.                                                      Nevada
  d/b/a 3333 Construction Corporation
Centex Golden Construction Company                                              Nevada
  d/b/a M. H. Golden Company
Centex Home Services Company                                                    Nevada
  d/b/a HomeTeam Services, Inc.
Centex Homes                                                                    Nevada
  d/b/a Centex Development Company
  d/b/a Centex-Draper 162 Partnership
  d/b/a CTX Builders Supply
  d/b/a Fox & Jacobs
  d/b/a Fox & Jacobs Homes
  d/b/a New Homes Research Group
  d/b/a Riverwood Golf Club
  d/b/a Teal Homes
  d/b/a Timbercreek Forest Products
  d/b/a Vista Homes
  d/b/a Vista Partners
  d/b/a Vista Properties Company
Centex Homes International B.V.             (93.5%)                             Netherlands
Centex Homes International Limited                                              United Kingdom
Centex HomeTeam Lawn Care, LLC                                                  Delaware
  d/b/a HomeTeam Lawn Care

* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 61% owned by Centex Corporation.



Centex International, Inc.                                                          Nevada
Centex Landis Construction Co., Inc.                                                Louisiana
Centex Latin America, Inc.                                                          Nevada
Centex Materials, Inc.*                                                             Nevada
Centex Real Estate Construction Company                                             Nevada
  d/b/a CTX Builders Supply
Centex Real Estate Corporation                                                      Nevada
  d/b/a 5950 Holding Corporation
  d/b/a Centex Custom Homes
  d/b/a Centex Engle Joint Venture
  d/b/a Centex Homes
  d/b/a Centex Homes Corporation
  d/b/a Centex Homes, a Nevada General Partnership
  d/b/a Centex-Crosland Company
  d/b/a Centex-Crosland Homes
  d/b/a CTX Builders Supply
  d/b/a Fox & Jacobs
  d/b/a New Home Research Group
  d/b/a Timbercreek Forest Products
  d/b/a Vista Homes
Centex Senior Services Corporation                                                  Nevada
  d/b/a Kensington Cottages at Chandler Creek
  d/b/a Kensington Cottages at Clear Lake
  d/b/a Kensington Cottages at Quail Creek
  d/b/a Kensington Cottages by Centex
Centex Service Company                                                              Nevada
Centex Technology, Inc.                                                             Nevada
Centex Title & Ancillary Services, Inc.                                             Nevada
Centex-Great Southwest Corporation                                                  Florida
Centex-Rodgers Construction Company                                                 Nevada
Centex-Rooney Construction Co., Inc.                                                Florida
  d/b/a Centex Rooney Facilities Group
CHEC Asset Receivable Corporation                                                   Nevada
CHEC Industrial Loan Company                                                        Tennessee
CHEC Residual Corporation                                                           Nevada
Commerce Land Title, Inc.                                                           Nevada
CRG Holdings, LLC                                                                   Delaware
  d/b/a AAA Homes
  d/b/a AAA Park Model & RV
  d/b/a Boerne Homes
  d/b/a Cavco Home Center
  d/b/a Cavco Homes
  d/b/a Cavco Homes Supercenter
  d/b/a Cavco Supercenter
CTX Mortgage Company                                                                Nevada
  d/b/a Crane Financial Group
  d/b/a CTX Capital Corporation
  d/b/a CTX Mortgage Company, Inc.

* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 61% owned by Centex Corporation.



  d/b/a Frost Mortgage Banking Group
  d/b/a Houston Appraisal, Inc.
  d/b/a The Appraisal Team
CTX Mortgage Funding II, LLC                                                    Delaware
CTX Mortgage Ventures Corporation                                               Nevada
Enhanced Safetysystems, Inc.                                                    Nevada
  d/b/a Apache HomeTeam Services
  d/b/a Cactus Valley Pest Control
  d/b/a Centex HomeTeam Pest Control
  d/b/a Centex HomeTeam Services
  d/b/a Environmental Safetysystems, Inc.
  d/b/a HomeTeam Environmental
  d/b/a HomeTeam Pest Control
  d/b/a HomeTeam Services
  d/b/a HomeTeam Services, Inc.
  d/b/a Ivies HomeTeam Services
  d/b/a Pest Defense System
  d/b/a Pest Defense System of Austin
  d/b/a Pest Defense System of Central Florida
  d/b/a Pest Defense System of Greater Houston
  d/b/a Pest Defense System of Northwest Florida
  d/b/a Pest Defense System of San Antonio
  d/b/a Pest Defense System of South Florida
  d/b/a Pest Defense System of Southeast Florida
  d/b/a Pest Defense System of Southwest Florida
  d/b/a Pest Defense System of the First Coast
  d/b/a Pest Defense System of the Gold Coast
  d/b/a Pest Defense System of the Gulf Coast
  d/b/a Pest Defense System of the Space Coast
  d/b/a Pest Defense System of the Treasure Coast
  d/b/a Radar HomeTeam Services
  d/b/a Results Pest Control
  d/b/a Rodger's HomeTeam Services
Fairclough Homes Group Limited              (93.5%)                             United Kingdom
Fairclough Homes Limited                    (93.5%)                             United Kingdom
GHQ Company, Inc.                                                               Nevada
Illinois Cement Company*                    (50%)                               Illinois
Loan Processing Technologies, Inc.                                              Nevada
M & W Drywall Supply Company*                                                   Nevada
  d/b/a Rio Grande Drywall Supply Co.
Mathews Readymix, Inc.*                                                         California
Metropolitan Tax Service, Inc.                                                  Nevada
  d/b/a Metropolitan Tax & Abstract Services, Inc.
Metropolitan Title & Guaranty Company                                           Florida
Mountain Cement Company*                                                        Nevada
Nevada Cement Company*                                                          Nevada
Panoramic Land, Inc.                                                            Nevada
Radar Exterminating Company, Incorporated                                       Georgia

* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 61% owned by Centex Corporation.



  d/b/a Centex HomeTeam Services
  d/b/a HomeTeam Services
  d/b/a Radar HomeTeam Services
Texas Cement Company*                                                           Nevada
  d/b/a C & C Properties, Inc.
  d/b/a C P Service Company
  d/b/a Texas-Lehigh Cement Company
Texas-Lehigh Cement Company*                         (50%)                      Texas
Viewton Properties Limited                           (93.5%)                    United Kingdom
Wayne Homes, LLC                                     (97%)                      Delaware
  d/b/a Wayne Homes Michigan, LLC
Western Aggregates, Inc.*                                                       Nevada
  d/b/a Centex Western Aggregates, Inc.
Western Cement Company of California*                                           California
Westwood Insurance Agency, a California Corporation                             California
  d/b/a HomeAdvantage Insurance Agency Services
  d/b/a HomeAdvantage Insurance Services
  d/b/a Westwood Insurance Agency, Inc.
  d/b/a WMC Insurance Agency
  d/b/a WMC Insurance Agency Services
  d/b/a WMC Insurance Services
  d/b/a WMC Insurance Services Insurance Agency
Wisconsin Cement Company*                                                       Wisconsin

* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 61% owned by Centex Corporation.